Exhibit 99.1

FOR IMMEDIATE RELEASE

Contact:

Jim Mazzola

jim.mazzola@tptherapeutics.com

858-342-8272

TURNING POINT THERAPEUTICS REPORTS FIRST-QUARTER FINANCIAL RESULTS, PROVIDES UPDATE ON OPERATIONS

AND COVID-19 RESPONSE

•	Repotrectinib Granted Fast Track Designation in ROS1-Positive Advanced Non-Small Cell Lung Cancer Patients Not Previously Treated with a ROS1 Tyrosine Kinase Inhibitor

•

First Quarter Progress with Site Activations and Patient Enrollment Across Four Ongoing Clinical Trials including Registrational Phase 2 TRIDENT-1 Study with Approximately 50 Percent of Clinical Trial Sites Now Activated

•	Preclinical Data for TPX-0046 Accepted for Presentation at the American Society of Clinical Oncology (ASCO) Virtual Annual Meeting on May 29

•	Preclinical Data Highlighting Repotrectinib Combinations and ALK-Inhibitor Candidate TPX-0131 to be Presented at American Association for Cancer Research (AACR) Virtual Annual Meeting, June 22-24

•	Cash, Cash Equivalents, and Marketable Securities of $381 Million Expected to Fund Current Operations into 2022

SAN DIEGO, May 12, 2020 – Turning Point Therapeutics, Inc. (NASDAQ: TPTX), a precision oncology company developing next-generation therapies that target genetic drivers of cancer, today reported financial results for the first quarter ended Mar. 31 and provided operational updates, including measures taken by the company in response to the COVID-19 pandemic.

“In reflecting on the past quarter of events, I want to acknowledge and thank the dedicated health care providers worldwide who have been treating patients during this unprecedented time,” said Athena Countouriotis, M.D., president and chief executive officer. “As we have adapted to manage our business, we are appreciative of their efforts for the health and well-being of patients.

“Despite a very challenging environment in the first quarter, I am pleased with our recent Fast Track designation for repotrectinib based on Phase 1 TRIDENT-1 ROS1+ TKI Naïve NSCLC data which included an update to the duration of response, duration of treatment, and new progression free survival data; and the progress our team made advancing our programs, including our global registrational Phase 2 clinical study of repotrectinib. Site activations continued, with enrollment progressing across our four ongoing clinical trials.

“As it relates to COVID-19, we took action during the first quarter to implement multiple steps in response to the pandemic, including remote site activation and data monitoring; enabling patients to have routine tests conducted closer to home and allowing sites to evaluate certain patients remotely, in compliance with their local procedures. We are also evaluating additional sites for participation in our TRIDENT-1 study.

“Despite these interventions, we have more recently started to experience delays in trial site initiations and patient enrollment within the Phase 2 TRIDENT-1 study. We are also closely watching the progress in our other studies and believe the extent of the impact on our pipeline will depend on the continued duration and severity of the pandemic.

“We continue to anticipate providing data updates from our registrational Phase 2 TRIDENT-1 and TPX-0022 trials in the second half of 2020. For TRIDENT-1, we are currently monitoring the overall study conduct and data collection to be in a position to potentially provide this update in the third quarter. We anticipate the update will include preliminary efficacy and safety data from approximately 30 to 40 patients across multiple Phase 2 cohorts, including registrational and exploratory cohorts.  For TPX-0022 we anticipate our update will be primarily a safety update as well as any early efficacy signals as we continue through our dose escalation cohorts.”

First quarter and recent highlights include:

•

The company announced today that repotrectinib has been granted Fast Track designation by the U.S. Food and Drug Administration for the treatment of ROS1-positive advanced non-small cell lung cancer (NSCLC) patients who have not been previously treated with a ROS1 tyrosine kinase inhibitor (TKI). In January, repotrectinib was granted Fast Track designation for the treatment of ROS1-positive advanced NSCLC patients who had been previously treated with one prior line of platinum-based chemotherapy and one prior line of a ROS1 TKI, a setting where there are currently no approved targeted therapies.

•

Fast Track Designation granted in ROS1+ TKI-naive patients. In the Phase 1 portion of TRIDENT-1, utilizing the 22 July 2019 data cut-off date with a median follow-up of 20.1 months (range: 5.3 to 24.9+), repotrectinib demonstrated a confirmed overall response rate (ORR) by blinded independent central review (BICR) of 91 percent (N=11, 95% CI: 59–100) in patients with ROS1+ advanced NSCLC who are ROS1 TKI-naïve. Repotrectinib demonstrated a median duration of response (DOR) of 23.1 months (95% CI: 5.6–NR) (based on Kaplan-Meier estimation). The probability of patients with a DOR ≥ 9 months, ≥ 12 months and ≥ 18 months was 78 percent, 65 percent, and 65 percent, respectively. Also, repotrectinib showed a median progression-free survival (PFS) of 24.6 months (95% CI: 7.2–NR).  With an additional 8.5 months of follow-up as of 6 April

2020, 4 of the 5 responding patients remained in a PR (partial response) per physician assessment data since the 22 July 2019 data cutoff and the duration of treatment ranged from 9.2 to 34.2+ months with 7 of the total 11 (64%) patients remaining on repotrectinib.

o	All 7 (64%) remain on treatment for more than 17 months,
o	6 (55%) on treatment for more than 24 months, and
o	3 (27%) on treatment for more than 30 months at the time of the analysis

•

Repotrectinib has demonstrated CNS activity among patients with ROS1+ advanced NSCLC who are ROS1 TKI-naïve, with an intracranial objective response rate (IC-ORR) of 100% (3 of 3 patients, 95% CI: 29–100) with durations of response, as of the 22 July 2019 data cut-off, of 14.8+, 17.6+ and 23.1 months. All three of these patients remain on treatment, as of 6 April 2020, for 26.0+, 28.5+ and 34.2+ months.

•

Ongoing site activations and enrollment in the Phase 2 registrational portion of the TRIDENT-1 study of repotrectinib, with approximately 50 percent of planned sites now active in 11 countries. The study is now planned at up to 120 global sites with enrollment of approximately 320 ROS1-positive advanced non-small cell lung cancer (NSCLC) and NTRK-positive advanced solid tumor patients.

•

Ongoing progress in the Phase 1/2 open-label study to assess repotrectinib in pediatric patients with ALK-, NTRK- or ROS1-positive advanced solid tumors; the Phase 1 study of TPX-0022, Turning Point’s MET/CSF1R/SRC inhibitor; and Phase 1/2 study of TPX-0046, Turning Point’s RET/SRC inhibitor. Both the TPX-0022 and TPX-0046 trials continue dose escalation based on real time pharmacokinetic data evaluation and enrollment includes both TKI-naïve and -pretreated patients across both studies.

•

Acceptance of multiple abstracts for poster presentations at the ASCO and AACR virtual annual meetings. The ASCO presentation is expected to highlight preclinical data for TPX-0046 and the AACR presentations are planned to highlight preclinical repotrectinib combination data and TPX-0131 preclinical data.

•

Recent publication in the AACR journal Clinical Cancer Research of repotrectinib preclinical data and patient case studies from the Phase 1 portion of TRIDENT-1. The publication highlighted potent antitumor activity of repotrectinib in treatment-naïve and solvent-front mutation ROS1-rearranged NSCLC. In addition, repotrectinib demonstrated significant reduction of brain lesions in an intracranial tumor model.

First Quarter Financial Update

Operating expenses for the first quarter totaled $62.6 million, which included $38.4 million in non-cash stock-based compensation expense. The non-cash stock-based compensation expenses included a one-time charge of $31.4 million associated with previously disclosed modifications to the vesting of existing stock options, pursuant to the transition agreement with the company’s scientific founder. Excluding this one-time charge, non-GAAP operating expenses in the first quarter totaled $31.2 million compared to GAAP operating expenses of $14.1 million in the first quarter of 2019 and $23.1 million in the fourth quarter of 2019. Primary drivers of the year-over-year increase were investments made to develop repotrectinib, TPX-0022 and TPX-0046, as well as personnel expenses.

Cash, cash equivalents and marketable securities at Mar. 31 totaled $380.8 million, a decrease of $28.4 million from Dec. 31, 2019. The company projects its cash position funds current operations into 2022.

Upcoming Milestones

Key milestones anticipated through 2020 include:

•	Presenting preclinical data for TPX-0046, the company’s novel RET/SRC inhibitor, as a poster presentation during the ASCO virtual annual meeting on May 29.

•	Presenting preclinical repotrectinib combination data and preclinical data for TPX-0131, the company’s novel ALK inhibitor, during the AACR virtual annual meeting in late June.

•

Early interim data from initial patients in the TRIDENT-1 Phase 2 study during the second half of the year. The company anticipates this update will include preliminary efficacy and safety data from approximately 30 to 40 patients across multiple Phase 2 cohorts, including registrational and exploratory cohorts.

•	Early interim data from initial patients treated with TPX-0022 during the second half of the year.

•	Submitting the IND for TPX-0131 by early 2021.

Webcast and Conference Call

Turning Point will webcast its Quarterly Update Conference Call today, May 12 at 4:30 p.m. ET/1:30 p.m. PT. Dr. Countouriotis will host the call, which will be accessible through the "Investors" section of tptherapeutics.com or by dialing (877) 388-2118 (in the United States) or (470) 495-9489 (outside the U.S.) using conference ID 6135289. A replay will be available through the "Investors" section of www.tptherapeutics.com.

About Turning Point Therapeutics Inc.

Turning Point Therapeutics is a clinical-stage precision oncology company with a pipeline of internally discovered investigational drugs designed to address key limitations of existing cancer therapies. The company’s lead drug candidate, repotrectinib, is a next-generation kinase inhibitor targeting the ROS1 and TRK oncogenic drivers of non-small cell lung cancer and advanced solid tumors. Repotrectinib, which is currently being studied in a registrational Phase 2 study in adults and a Phase 1/2 study in pediatric patients, has shown antitumor activity and durable responses among kinase inhibitor treatment-naïve and pre-treated patients. The company’s pipeline of drug candidates also includes TPX-0022, targeting MET, CSF1R and SRC, which is currently being studied in a Phase 1 trial of patients with advanced or metastatic solid tumors harboring genetic alterations in MET; TPX-0046, targeting RET and SRC, which is currently being studied in a Phase 1/2 trial of patients with advanced or metastatic solid tumors harboring genetic alterations in RET; and TPX-0131, a next-generation ALK inhibitor entering IND-enabling studies. Turning Point’s next-generation kinase inhibitors are designed to bind to their targets with greater precision and affinity than existing therapies, with a novel, compact structure that has demonstrated an ability to potentially overcome treatment resistance common with other kinase inhibitors. The company is driven to develop therapies that mark a turning point for patients in their cancer treatment. For more information, visit www.tptherapeutics.com.

###

Non-GAAP Financial Measures

In addition to the financial results that are provided in accordance with accounting principles generally accepted in the United States (GAAP), this press release also contains a non-GAAP financial measure. When preparing our supplemental non-GAAP financial results, the Company excluded certain GAAP items that management does not consider to be normal. In particular, the non-GAAP measure excludes non-cash stock-based compensation expense relating to a one-time charge of $31.4 million associated with previously disclosed modifications to the vesting of existing stock options, pursuant to the transition agreement with the company’s scientific founder. This non-GAAP measure is provided as a complement to results provided in accordance with GAAP as management believes this non-GAAP financial measure is important in comparing current results with prior-period results. A reconciliation of the GAAP financial results to non-GAAP financial results is included in the attached financial information.

Forward Looking Statements

Statements contained in this press release regarding matters that are not historical facts are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements include statements regarding, among other things, the efficacy, safety and therapeutic potential of Turning Point Therapeutics’ drug candidates, repotrectinib, TPX-0022, TPX-0046 and TPX-0131, the results, conduct, progress and timing of Turning Point Therapeutics’ development programs and clinical trials including the Phase 2 TRIDENT-1 clinical study, the Phase 1/2 pediatric clinical study of repotrectinib, the Phase 1 clinical study of TPX-0022 and the Phase 1/2 clinical study of TPX-0046, plans regarding future clinical trials and regulatory submissions, the regulatory approval path for repotrectinib, and the strength of Turning Point Therapeutics’ balance sheet and the adequacy of cash on hand. Because such statements are subject to risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements. Words such as “plans”, “will”, “believes,” “anticipates,” “expects,” “intends,” “goal,” “potential” and similar expressions are intended to identify forward-looking statements. These forward-looking statements are based upon Turning Point Therapeutics’ current expectations and involve assumptions that may never materialize or may prove to be incorrect. Actual results could differ materially from those anticipated in such forward-looking statements as a result of various risks and uncertainties, which include, without limitation, risks and uncertainties associated with Turning Point Therapeutics’ business in general, risks and uncertainties related to the impact of the COVID-19 pandemic to Turning Point’s business and the other risks described in Turning Point Therapeutics’ filings with the SEC. All forward-looking statements contained in this press release speak only as of the date on which they were made. Turning Point Therapeutics undertakes no obligation to update such statements to reflect events that occur or circumstances that exist after the date on which they were made.

TURNING POINT THERAPEUTICS, INC.

Balance Sheet Data
(In thousands) (unaudited)

	March 31,	December 31,
	2020	2019
Balance Sheet Data:
Cash, cash equivalents, and marketable securities	$380,782	$409,151
Working capital	378,241	400,915
Total assets	396,349	422,202
Accumulated deficit	(183,602)	(122,884)
Total stockholders' equity	381,707	404,351

TURNING POINT THERAPEUTICS, INC.

STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS

(In thousands, except share and per share amounts)

(unaudited)

	Three Months Ended March 31,
	2020	2019
Operating expenses:
Research and development	$22,769	$10,451
General and administrative	39,857	3,614
Total operating expenses	62,626	14,065
Loss from operations	(62,626)	(14,065)
Other income, net	1,908	518
Net loss	(60,718)	(13,547)
Unrealized loss on marketable securities, net of tax	(316)	-
Comprehensive loss	$(61,034)	$(13,547)
Net loss per share, basic and diluted	$(1.69)	$(3.97)
Weighted-average common shares outstanding, basic and diluted	35,919,358	3,413,760

TURNING POINT THERAPEUTICS, INC.

Reconciliation of GAAP to Non-GAAP Financial Results
(In thousands) (unaudited)

	Three Months Ended March 31,
	2020	2019
GAAP Loss from operations	$(62,626)	$(14,065)
Adjustments:
Share-based compensation expense (1)	31,405	–
Non-GAAP Loss from operations	$(31,221)	$(14,065)

(1)

During the first quarter of 2020, the Company recognized a one-time charge of $31.4 million in non-cash stock-based compensation expense associated with previously disclosed modifications to the vesting of existing stock options, pursuant to the transition agreement with the company’s scientific founder.